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  11127999
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AMENDMENT NO. 1 TO THE MORTGAGE,
         SECURITY AGREEMENT AND FINANCIAL STATEMENT

           AMENDMENT NO. 1, dated as of April 21, 1995, to the Mortgage, Security Agreement and Financing Statement, dated as of March 4, 1992 (the "Mortgage"), from Homeland Stores, Inc., a Delaware corporation (the "Mortgagor"), to United States Trust Company of New York, a New York banking corporation, as collateral trustee (the "Collateral Trust ee") for the ratable benefit of the holders of the Senior Secured Notes (as hereinafter defined) (the "Noteholders"). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Mortgage.

                          RECITALS

           WHEREAS, Mortgagor is the owner of a fee estate in all buildings, structures and improvements (the "Improvements") and the real property underlying and adjacent to said Improvements described on Schedule A with respect to those properties set forth on Schedule 1 and Mortgagor is the owner of a leasehold estate in all Improvements located on the land described in Schedule A (and the holder of a leasehold estate in and to all or a portion of the underlying land) with respect to those properties set forth on Schedule 2;

           WHEREAS, Mortgagor, Homeland Holding Corporation ("Holding"), and the Collateral Trustee have heretofore entered into an Indenture, dated as of March 4, 1992, as supplemented (the "Indenture"), providing for the issuance of up to $120,000,000 in aggregate principal amount of the Company's senior secured notes (together with any securities issued in replacement thereof or in exchange or substitution thereof, the "Senior Secured Notes");

           WHEREAS, pursuant to the terms of the Indenture, to secure the payment and performance by the Company of the Obligations, the Company and the Collateral Trustee have heretofore entered into the Mortgage, whereby the Company has granted to the Collateral Trustee for the ratable bene fit of the Noteholders a security interest in the Mortgaged Property; and

           WHEREAS, Noteholders of at least a majority in principal amount of the Senior Secured Notes then outstand ing (other than Senior Secured Notes owned by the Company or any of its affiliates) have consented to the amendments to the Mortgage set forth herein.

           NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Collateral Trustee (for the ratable benefit of the Noteholders) agree as follows:

           Section 1.  Amendment to Section 15 of the Mort
  gage. Section 15 of the Mortgage is amended by adding the following new subsection (h) at the end thereof:

           "(h) Notwithstanding anything in this Mortgage to the contrary (including, without limitation, Sections 3(a), 4, 15(b)(2) and 15(b)(5) hereof), no default under, modification or termination of, or any action or inaction with regard to, the Lease Contract, dated July 19, 1991, as supplemented, between Mortgagor and Weingarten/Oklahoma, Inc. (including any agreement relating thereto), relating to Homeland Store No. 106 - Max Saver Foods, Reno and Air Depot, Midwest City, Oklahoma, shall constitute a default or event of default hereunder".

           Section 3.  Ratification.  The Mortgage, as amend
  ed by this Amendment No. 1, is hereby in all respects rat ified and confirmed.

           Section 4.  Governing Law.  This Amendment No. 1
  shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

           Section 5.  Counterparts.  This Amendment No. 1
  may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.
           IN WITNESS WHEREOF, the parties hereto have ex ecuted this Amendment No. 1 as of the date first above writ ten.


                                                   HOMELAND
                              STORES, INC.



                               By:/s/ Mark S. Sellers
                                  Name: Mark S. Sellers
                                  Title: Executive Vice
                                         President-Finance


  ATTEST:



  By:/s/ James A. Demme
     Name: James A. Demme
     Title: President and Chief
           Executive Officer